Exhibit 4.4

Below is a list of each warrant holder, the number of warrants held and the date of issuance in connection with the form of warrant in Exhibit 4.1.

Name	Number of Warrants	Date Issued
Eight Family Trust	13,500	March 22, 2011
Chang-Tai Hsieh	8,772	March 24, 2011
Joseph Amato – Revocable Trust	26,316	April 7, 2011
Sin Fa Wang and Mei Wang	8,772	April 11, 2011
S/L Trilling Trust	17,544	April 14, 2011
Benjamin Warner	25,035	April 15, 2011
Douglas Jensen	5,000	April 18, 2011
Mark Litwin	17,544	April 26, 2011
Robert S Coleman	8,772	April 27, 2011
2030 Investors LLC/401K Plan	25,000	May 12, 2011
Sarah Abrams	8,772	May 12, 2011
Matthew Abrams	8,772	May 12, 2011
Joseph W and Patricia G Family Trust	43,860	May 16, 2011
James Jensen	35,000	June 7, 2011
Sutter Securities Incorporated	40,000	July 7, 2011
Chan Kei Blu	26,316	September 8, 2011
Louitt & V. Hannan, Inc. Salary Deferral Plan, FBO J. Thomas Hannan	8,772	September 13, 2011
George Mains	8,772	October 13, 2011
Saunders and Diane Kohn	35,000	October 17, 2011
Newbridge Securities	2,800	October 17, 2011
David Steinhardt and Tobi B Richman-Steinhardt Trust	10,088	January 22, 2012
Jeff Stewart	15,000	October 31, 2011